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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES*



                             KEVCO DELAWARE, INC.,
                             A DELAWARE CORPORATION



                         SUNBELT WOOD COMPONENTS, INC.,
                             A DELAWARE CORPORATION



* Such entities will become direct or indirect wholly-owned subsidiaries of Kevco, Inc., a Texas corporation, immediately prior to the consummation of the offering that is the subject of the Registration Statement to which this Exhibit forms a part.